Exhibit 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE REPORTS SECOND QUARTER RESULTS

Conference Call and Webcast Scheduled for Aug 4, 2004 at 11:00 a.m. Central Time

Eugene, Oregon — Aug 2, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three and six month periods ended June 30, 2004. A summary of the unaudited consolidated operating results for the three and six month periods ending June 30, 2004 and 2003 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net sales	$118,678	$83,312	$224,769	$153,349
Gross profit	23,946	12,073	33,972	23,006
Restructuring and related costs	950	—	1,608	—
Income (loss) from continuing operations	2,945	(1,037)	(929)	(1,625)

Adjustments to reconcile to EBITDA:
Interest	3,502	3,015	7,042	5,598
Taxes	1,865	(643)	(540)	(1,008)
Depreciation	2,704	3,124	5,065	5,486
Amortization	168	144	243	161

EBITDA	$11,184	$4,603	$10,881	$8,612
Income (loss) per common share from continuing operations
Basic	$0.43	$(0.15)	$(0.13)	$(0.24)
Diluted	$0.31	$(0.15)	$(0.13)	$(0.24)

PW Eagle also reported pro forma financial information assuming that its March 14, 2003 acquisition of Uponor ETI Company took place on January 1, 2003. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. Provided below is a summary of the unaudited pro forma financial information for the three and six month periods ending June 30, 2004 and 2003:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net sales	$118,678	$83,312	$224,769	$172,516
Gross profit	23,946	12,497	33,972	26,357
Income (loss) from continuing operations	2,945	(775)	(929)	(1,455)

Adjustments to reconcile to EBITDA:
Interest	3,502	3,015	7,042	5,905
Taxes	1,865	(481)	(540)	(909)
Depreciation	2,704	3,124	5,065	6,125
Amortization	168	144	243	370

EBITDA	$11,184	$5,027	$10,881	$10,036

Income (loss) per common share From continuing operations:
Basic	$0.43	$(0.11)	$(0.13)	$(0.21)
Diluted	$0.31	$(0.11)	$(0.13)	$(0.21)

Jerry Dukes, President, commented, “Our overall operating results improved. The Company’s financial performance in the second quarter was a major improvement over the second quarter of 2003, and the first quarter of 2004. Our sales increased, and our profits improved significantly. We anticipate that our operating results for the third quarter of 2004 will fall short of our second quarter results of 2004, as our margins come under increasing pressure. However, we expect our third quarter of 2004 operating results will exceed our operating results for the third quarter of 2003.”

Scott Long, Chief Financial Officer, added, “We continue to have sufficient liquidity and availability under our various credit facilities to operate our business.”

PWPoly Corp.

As previously reported, PWPoly has entered into a non-binding letter of intent to acquire an extruder of small diameter polyethylene pipe with sales of approximately $40 million. PWPoly has not entered into a definitive agreement. PWPoly is continuing to conduct its due diligence and arrange financing for the transaction with its lenders. While the transaction process is proceeding as anticipated, there is no assurance that this transaction will be completed. If the transaction is completed, it is anticipated to close in the third quarter of 2004.

The Company still intends to proceed with the anticipated spin-off of the shares of PWPoly to the PW Eagle shareholders. Assuming PWPoly completes its potential acquisition in the third quarter of 2004, and the Company satisfies all the conditions of the spin-off discussed below, the Company currently anticipates that the spin-off will occur in the fourth quarter of 2004. If the spin-off is completed, the Company anticipates that it will distribute one share of PWPoly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PWPoly stock. The amount of this cash distribution has not been determined and cannot be determined until a time closer to the actual distribution. If the potential acquisition occurs, the value of PWPoly shares will be impacted by that acquisition. This distribution of PWPoly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion to the PW Eagle independent committee as to the value of PWPoly, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the raising of the cash necessary to make the cash distribution. A record date for this transaction has not yet been established. This transaction will be a taxable event for both PW Eagle and its shareholders. Assuming that PW Eagle is profitable in 2004, the distribution of the PWPoly shares and the cash will be treated as a dividend to the shareholders of PW Eagle. Regardless of whether or not a PW Eagle shareholder receives PWPoly shares or cash in the distribution, the amount of the dividend on a per share basis will be equal to the amount of cash distributed on a per share basis.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PWPOLY.

Second Quarter 2004 Webcast & Conference Call

PW Eagle will hold its second quarter 2004 webcast and conference call on Wednesday, August 4, 2004 at 11:00 a.m. Central Time to discuss the second quarter 2004 results. The conference telephone number is 1-800-318-3619, use 8886620 as the confirmation code to access the call. The conference call will be available live on the Internet at www.pweagleinc.com. The call will be archived on the website for one week, and at 800-642-1687 for two days.

PW Eagle, Inc. is a leading extruder of PVC pipe products. PWPoly Corp, a subsidiary of PW Eagle, is an extruder of small diameter polyethylene pipe. The Company and PWPoly operate eleven manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including: (i) the statements by Jerry Dukes that the Company’s operating results for the third quarter of 2004 will fall short of the second quarter and that the third quarter of 2004 is expected to be significantly better than the third quarter of 2003; and (ii) the statements by Scott Long that the Company has sufficient liquidity and availability under its various credit facilities to operate the Company’s business; and (iii) the anticipation that the closing of the potential acquisition by PWPoly will take place in the third quarter and that the spinoff of the shares of PWPoly to the shareholders of PW Eagle will occur in the fourth quarter are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during 2004; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. The Company must satisfy conditions before it can spin off PWPoly to its shareholders. Some of these conditions are outside the Company’s control; including the timing and review of the Company’s registration statement with the Securities and Exchange Commission. There is also no assurance that PWPoly will complete its acquisition of the small pipe extruder in the third quarter of 2004. The Company does not have a binding agreement with the seller and may not be successful in reaching a definitive agreement for the sale. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

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